 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2015

MOJO ORGANICS, INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hudson Street, 21st Floor

Jersey City, New Jersey

(Address of principal executive offices) (zip code)

(201) 633-6519

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on August 15, 2012, Mojo Organics, Inc. (the “Company”) entered into a Juice License Agreement (“License Agreement”) with Chiquita Brands L.L.C. (“CBLLC”). Pursuant to the License Agreement, CBLLC granted to the Company an exclusive license to use CBLLC’s marks with respect to certain fruit juice products in select containers in Connecticut, New Jersey and New York and a non exclusive license for the other states. On March 27, 2015, CBLLC provided the Company with a letter terminating the License Agreement effective September 27, 2015 and demanding certain payments. On May 29, 2015, the Company and CBLLC entered into letter agreement pursuant to which the parties provided the other mutual releases and the Company agreed to pay CBLLC a confidential settlement amount upon signing the letter agreement and an additional confidential settlement amount within 60 days of signing the letter agreement. The Company also retained the right to sell-off existing licensed products through October 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO ORGANICS, INC.

Date: May 29, 2015	By:	/s/ Glenn Simpson
Glenn Simpson
Chief Executive Officer